Exhibit 24.1

POWER OF ATTORNEY

The undersigned directors and officers of CARBO CERAMICS, INC. (the “Company”) hereby constitute and appoint Gary A. Kolstad and Ernesto Bautista III, or either of them acting singly, the true and lawful agents and attorneys-in-fact of the undersigned, with full power and authority in said agents and the attorneys-in-fact to act in the name of and on behalf of the undersigned to sign for the undersigned and in their respective names as directors and officers of the Company in connection with the Company’s Registration Statement on Form S-3 which will be initially filed with the Securities and Exchange Commission (the “SEC”) on or about May, 2016, to sign any and all amendments, including any Post-Effective Amendments, to such Registration Statement, to perform any and all such acts necessary or proper in connection with the filing of such Registration Statement, and, generally, to act for and in the name of the undersigned with respect to such filing.

Pursuant to the requirements of the Securities Act of 1933, as amended, the Power of Attorney has been signed below, effective as of May 3, 2016, by the following persons in the capacities indicated below:

Signature	Title	Date

/S/ WILLIAM C. MORRIS
William C. Morris	Chairman of the Board	May 3, 2016

/S/ GARY A. KOLSTAD
Gary A. Kolstad	President, Chief Executive Officer and Director (Principal Executive Officer)	May 3, 2016

/S/ ERNESTO BAUTISTA III
Ernesto Bautista III	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 3, 2016

/S/ SIGMUND L. CORNELIUS
Sigmund L. Cornelius	Director	May 3, 2016

/S/ CHAD C. DEATON
Chad C. Deaton	Director	May 3, 2016

/S/ JAMES B. JENNINGS
James B. Jennings	Director	May 3, 2016

/S/ H.E. LENTZ, JR.
H.E. Lentz, Jr.	Director	May 3, 2016

/S/ RANDY L. LIMBACHER
Randy L. Limbacher	Director	May 3, 2016

/S/ ROBERT S. RUBIN
Robert S. Rubin	Director	May 3, 2016